POWER OF ATTORNEY
		Know all by these presents, that the undersigned

hereby constitutes and appoints each of Douglas J. Reich and Michael S.

Rafford, signing singly, the undersigned's true and lawful
attorney-in-fact
to:
(1)	   execute for and on behalf of the
undersigned, in the
undersigned's capacity as an officer and/or director
of Hypercom
Corporation (the "Company"), a Form ID (Application for EDGAR
Access) and
Forms 3, 4, and 5 in accordance with Section 16(a) of the
Securities
Exchange Act of 1934 and the rules thereunder;
(2)	  do
and perform any
and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute the Form ID and any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)	   take any other action of
any type whatsoever in connection with
the foregoing which, in the opinion
of such attorney-in-fact, may be of
benefit to, in the best interest of, or
legally required by, the
undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of
Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
The undersigned hereby grants to each

such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
This Power
of Attorney shall remain
in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the
undersigned has caused
this Power of Attorney to be executed as of this 2nd day of April, 2006.


/s/ Todd Nelson
Todd Nelson


State of
ARIZONA	)

	)
County of MARICOPA	)

On this 2nd day of April,
2006, Todd
Nelson personally appeared before me, and acknowledged that he executed the foregoing instrument for the purposes therein contained.


IN
WITNESS WHEREOF, I have hereunto set my hand and official seal.



/s/ Henry A. Zapata
Notary Public